Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
As independent registered public accounts, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Ameresco, Inc. 2000 Stock Incentive Plan of the report of Caturano & Company, Inc. dated July 20, 2010 relating to the financial statements of Ameresco, Inc. and Subsidiaries as of December 31, 2009 and December 31, 2008 and for the three years ended December 31, 2009 (which report expresses an unqualified opinion).
/s/ Caturano & Company, Inc.
CATURANO AND COMPANY, INC.
Boston, Massachusetts
August 25, 2010